Exhibit 10.13

AMENDMENT TO SERVICE AGREEMENT

This Amendment to the Service Agreement (the “Amendment”) is made and entered into as of January 21, 2025 by and between:

JFB Construction Holdings, a Nevada Corporation (the “Company”), located at 1300 S. Dixie Highway, Suite B, Lantana, FL 33462, and

Chartered Services (“CS”), with a principal address of 1000 Pine Island Road, Suite 210, Plantation, FL 33324.

RECITALS

WHEREAS, the Company and CS entered into a Service Agreement dated July 17, 2024 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as described below.

NOW, THEREFORE, the parties agree as follows:

1.	Amendment to Section 1(a): Section 1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“[Reserved];”

The remainder of the services outlined in Section 1 of the Agreement shall remain in full force and effect.

2.	No Other Amendments:
Except as expressly amended herein, all other terms and provisions of the Agreement shall remain unchanged and in full force and effect.

3.	Effective Date:
This Amendment shall become effective as of the date first above written.

4.	Entire Agreement:
This Amendment and the Agreement, as amended, represent the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior understandings or agreements between the parties with respect thereto.

5.	Execution:
This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered using electronic means

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

JFB Construction Holdings:

By:	/s/ Joe Basile
Name:	Joe Basile
Title:	Chief Executive Officer
Date:

Chartered Services:

By:	/s/ Anayelis Dominguez
Name:	Anayelis Dominguez
Title:	Manager
Date:

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